UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 18, 2017

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, Suite 3811 New York, NY 10004
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 18, 2017, the Company held its 2017 annual meeting of stockholders (the “Annual Meeting”). On the record date for the Annual Meeting, there were 29,800,022 shares of common stock of the Company outstanding and entitled to vote.

At the Annual Meeting, the stockholders took the following actions:

Proposal 1 – voted to elect each of the seven director nominees;

Proposal 2 – voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

Proposal 3 – voted to approve, by advisory vote, the compensation of the Company’s named executive officers.

The Company’s inspector of election certified the following vote tabulations:

Proposal 1 – Election of Directors:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter C.B. Bynoe	18,040,666	440,840	8,536,153
Patrick Deconinck	18,037,541	443,965	8,536,153
William Hall	17,735,303	746,203	8,536,153
Patrick E. Lamb	18,021,610	459,896	8,536,153
Raj Maheshwari	18,116,235	365,271	8,536,153
Joseph McIntosh	18,175,894	305,612	8,536,153
Kyle Ross	18,181,340	300,166	8,536,153

Proposal 2 – Ratification of the appointment of Ernst & Young LLP, as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,601,092	243,913	82,654	0

Proposal 3 – Advisory vote on the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,011,267	1,253,802	216,437	8,536,153

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REAL INDUSTRY, INC.

Date: May 18, 2017	By:	/s/ Kelly G. Howard
	Name:	Kelly G. Howard
	Title:	Executive Vice President and General Counsel